SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
           SECURITIES EXCHANGE ACT OF 1934                 (AMENDMENT NO.     )



Filed by the Registrant   [ X ]
Filed by a Party other than the Registrant   [   ]

Check the appropriate box:
[   ]     Preliminary Proxy Statement
[   ]     Confidential, for Use of the Commission Only (as permitted by rule
          14a-6(e)(2))
[ X ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
          Section240.14a-12


                             LARSON DAVIS INCORPORATED
     -------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

          (Name of Person(s) Filling Proxy Statement if other than the
                                  Registrant)


Payment of Filing Fee (Check the appropriate box):
[ X ]   No fee required.
[   ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2),
        or Item 22(a)(2) of Schedule 14A.
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


   1)   Title of each class of securities to which transaction applies:

   2)   Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).

   4)   Proposed maximum aggregate value of transaction:

   5)   Total fee paid:

[   ]   Fee paid previously by written preliminary materials.
[   ]   Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)   Amount Previously Paid:
                               --------
   2)   Form, Schedule, or Registration Statement No.:
                                                      -----
   3)   Filing Party:
                     ------------------
   4)   Date Filed:
                   --------------------



                           LARSONoDAVIS INCORPORAT

                              1681 WEST 820 NORTH
                               PROVO, UTAH  84601

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 26, 1998

TO THE SHAREHOLDERS OF LARSONoDAVIS INCORPORATED:

     The 1998 annual meeting of the shareholders (the "Annual Meeting") of LarsonoDavis Incorporated (the "Company") will be held at the Olympus Hotel, 161 West 600 South, Salt Lake City, Utah 84101, on June 26, 1998. The Annual Meeting will convene at 9:00 a.m., local time, to consider and take action on the following proposals:

      (1) To elect four directors to serve until the expiration of their respective terms and until their respective successors are elected and qualified; and

      (2) To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     ONLY OWNERS OF RECORD OF THE 12,537,204 SHARES OF THE COMPANY'S COMMON STOCK AND OF THE 3,500 SHARES OF THE COMPANY'S 1998 SERIES A PREFERRED STOCK ISSUED AND OUTSTANDING AS OF THE CLOSE OF BUSINESS ON MAY 18, 1998 (THE "RECORD DATE"), WILL BE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. THE COMMON STOCK AND THE 1998 SERIES A PREFERRED STOCK WILL VOTE JOINTLY AS A SINGLE CLASS. EACH SHARE OF COMMON STOCK IS ENTITLED TO ONE (1) VOTE AND EACH SHARE OF THE 1998 SERIES A PREFERRED STOCK IS ENTITLED TO TWO HUNDRED SEVENTY EIGHT (278) VOTES.

     HOLDERS OF AT LEAST ONE-THIRD OF THE TOTAL VOTING INTEREST FOR SHARES OF COMMON AND PREFERRED STOCK OUTSTANDING AND ENTITLED TO VOTE ON THE RECORD DATE MUST BE REPRESENTED AT THE ANNUAL MEETING TO CONSTITUTE A QUORUM FOR CONDUCTING BUSINESS.

     THE ATTENDANCE AT AND/OR VOTE OF EACH SHAREHOLDER AT THE ANNUAL MEETING IS IMPORTANT, AND EACH SHAREHOLDER IS ENCOURAGED TO ATTEND.

                                         LARSONoDAVIS INCORPORATED
                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         /s/ Craig E. Allen

                                         Craig E. Allen, Secretary

Provo, Utah
Dated:  May 27, 1998


                                   IMPORTANT

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE FILL IN, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE SELF-ADDRESSED, STAMPED ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                SPECIAL REQUEST

If your shares are held in the name of a brokerage firm, nominee, or other institution, only it can vote your shares. Please contact promptly the person responsible for your account and give instructions for your shares to be voted.



                           LARSONoDAVIS INCORPORATED
                              1681 WEST 820 NORTH
                               PROVO, UTAH  84601


                                PROXY STATEMENT


     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the management of LarsonoDavis Incorporated (the "Company"), to be voted at the annual meeting of shareholders to be held at the Olympus Hotel, 161 West 600 South, Salt Lake City, Utah 84101, on June 26, 1998, at 9:00 a.m., local time, or at any adjournment thereof (the "Annual Meeting"). The enclosed proxy, when properly executed and returned in a timely manner, will be voted at the Annual Meeting in accordance with the directions set forth thereon. If no instructions are indicated on the enclosed proxy, at the Annual Meeting the proxy will be voted:

      (1) FOR the election of the four nominees of management set forth herein as directors of the Company, to serve as directors until the expiration of their respective terms and until their successors are elected and qualified; and

      (2) IN accordance with the best judgment of the persons acting as proxies on any other matters presented for a vote.

     The enclosed proxy, even though executed and returned to the Company, may be revoked at any time before it is voted, either by giving a written notice, mailed or delivered to the secretary of the Company, by submitting a new proxy bearing a later date, or by voting in person at the Annual Meeting. If the proxy is returned to the Company without specific direction, the proxy will be voted in accordance with the board of directors' recommendations as set forth above.

     The entire expense of this proxy solicitation will be borne by the Company. In addition to this solicitation, officers, directors, and regular employees of the Company, who will receive no extra compensation for such services, may solicit proxies by mail, by telephone, or in person. This proxy statement and form of proxy were first mailed to stockholders on or about May 27, 1998.

     Only holders of the Company's 12,537,204 shares of common stock, par value $0.001 (the "Common Stock"), and of the Company's 3,500 shares of 1998 Series A Preferred Stock, par value $0.001 (the "Preferred Stock"), issued and outstanding as of the close of business on May 18, 1998 (the "Record Date"), will be entitled to vote at the Annual Meeting. The shares of Common and Preferred Stock will be voted jointly as a single class. Each share of Common Stock is entitled to one vote and each share of Preferred Stock is entitled to two hundred seventy eight votes. Holders of at least one-third of the total voting interest for shares of Common Stock and Preferred Stock outstanding on the Record Date and entitled to vote must be represented at the Annual Meeting to constitute a quorum for conducting business.

     All properly executed and returned proxies as well as shares represented in person at the Annual Meeting will be counted for purposes of determining if a quorum is present, whether the proxies are instructed to abstain from voting or consist of broker non-votes. Under Nevada corporate law and the Company's articles of incorporation and bylaws, the election of directors requires a vote by a plurality of the shares present at the Annual Meeting. All other matters, except certain specified extraordinary matters, are considered approved by the shareholders if approved by at least a majority of the shares constituting a quorum at a meeting of the shareholders. Therefore, abstentions and broker non-votes have the same legal effect as a vote against a proposal other than the election of directors.

                          PROPOSAL TO ELECT DIRECTORS

General

     The Company's articles of incorporation provide that the board of directors shall be divided into three classes, with each class as equal in number as practicable. One class is to be elected each year for a three-year term. Due to the resignation of prior directors, all four of the recently appointed directors of the Company will be elected at the Annual Meeting. In order to apportion the directors into classes as equal in number as possible, one director will be elected to serve a one-year term, two directors will be elected to each serve a two-year term, and one director will be elected to serve a three-year term. The board of directors has nominated Jeffrey S. Cohen to serve for a term expiring at the annual meeting to be held in 1999, Sir Colin Dollery and Stanley Friedman each to serve for a term expiring at the annual meeting to be held in 2000, and Andrew C. Bebbington to serve for a term expiring at the annual meeting to be held in 2001, in each case until their respective successors shall have been elected and qualified. The officers of the Company are elected at the annual meeting of the board of directors to hold office at the pleasure of the board, subject to their employment agreements.

     It is intended that votes will be cast, pursuant to authority granted by the enclosed proxy, for the election of the nominees named below as directors of the Company, except as otherwise specified in the proxy. In the event any nominee shall be unable to serve, votes will be cast, pursuant to authority granted by the enclosed proxy, for such person as may be designated by the board of directors. Biographical information follows for the persons nominated. The information concerning the nominees has been furnished by them to the Company.

Directors, Nominees, and Executive Officers

     The board of directors' nominees for election as directors of the Company at the Annual Meeting are Andrew C. Bebbington, Jeffrey S. Cohen, Sir Colin Dollery, and Stanley Friedman. The following table sets forth certain information concerning the nominees and the executive officers of the Company. There is no family relationship among the officers and directors of the Company.

                                        Year
                                ---------------------
                                Director     Term to                   Business Experience During Past
        Name            Age      Since      Expire(1)                  Five Years and Other Information
---------------------   ---     --------    ---------   --------------------------------------------------------------
Andrew C. Bebbington    37       1997        2001       President and a Director of the Company.  Mr. Bebbington, was
                                                        appointed as a director and president of the Company in
                                                        November 1997.  Mr. Bebbington was formerly president of
                                                        Neslab Instruments Inc. for a period of six years, as well as serving on the board of directors of Life Sciences
                                                        International PLC until its purchase by Thermo Electron, Inc., in March 1997.  Prior to this position, Mr. Bebbington served as business development director of Life Sciences for a period of four years during which time he was responsible for
                                                        coordinating Life Sciences' rapid expansion through
                                                        acquisition.  Mr. Bebbington is a graduate of the London
                                                        School of Economics and a Chartered Accountant.

Jeffrey S. Cohen        38       1998        1999       Chief Operating Officer and a Director.  Mr. Cohen was
                                                        appointed as a director of the Company and to serve as chief operating officer of the Company in February 1998.  Mr. Cohen was formerly a vice-president at Orion Research, a subsidiary of Thermedics Corporation, itself a subsidiary of Thermo
                                                        Electron Inc.  Prior to this position, Mr. Cohen held a
                                                        variety of positions encompassing senior management roles in engineering, operations, and marketing for several different organizations.  He holds a masters degree from the University of Lowell in computer engineering, and an undergraduate degree in microbiology from The University of Massachusetts at
                                                        Amherst.  He also holds an MBA from Northeastern University.

Sir Colin Dollery       67       1998        2000       Director of the Company.  Sir Colin Dollery currently serves as a senior consultant to the research and development group at SmithKline Beecham PLC.  Prior to this, he served as
                                                        Chairman of Clinical and Biopharmaceutical Consultancy Ltd.,
                                                        served as a non-executive director of Life Sciences
                                                        International PLC, and has been employed by Merck & Company as well as by Zeneca Pharmaceuticals PLC in various senior
                                                        advisory roles, reporting to the Board of Directors.  A former
                                                        Professor and Chairman of the Department of Clinical
                                                        Pharmacology at the Royal Postgraduate Medical School, he
                                                        holds the title of Professor Emeritus at the University of
                                                        London and holds a number of advanced degrees.

Stanley Friedman        70       1998        2000       Director of the Company.  Mr. Friedman has had extensive
                                                        experience in high technology corporations.  He served at ITT
                                                        Corporation for 15 years, retiring as a Corporate Vice-
                                                        President and Group Executive.  Previous executive positions included Vice-President and Division General Manager with
                                                        Lockheed Electronics, a division of Lockheed Aircraft
                                                        Corporation, as well as management positions with RCA Corp.
                                                        An electrical engineering graduate of Worcester Polytechnic
                                                        Institute, he holds an advanced engineering degree from Purdue
                                                        University in addition to being a Sloan Fellow at Stanford
                                                        University.  He is currently a director of Spaulding
                                                        Composites, Inc., a manufacturer of industrial materials.

Craig E. Allen          46       (2)          (2)       Chief financial officer of the Company.  Mr. Allen was
                                                        formerly controller of CUSA Technologies, Inc., from September
                                                        1994 to December 1996.  Prior to that, Mr. Allen was a senior audit manager with the accounting firm of Grant Thornton LLP where he had been employed since 1978.  Mr. Allen is a
                                                        certified public accountant and received a masters degree in accounting from Brigham Young University in 1978.

[FN]
(1) The year given for the expiration of the term of each director gives effect to the election of such director to the term as proposed herein.

(2) Mr. Allen is the chief financial officer of the Company. Mr. Allen was appointed to that position in December 1996, and serves at the pleasure of the board of directors, although he has a written employment agreement which has a term of five years.

Vote Required

     Directors are elected by the affirmative vote of the holders of a plurality of the shares of Common and Preferred Stock voted at the Annual Meeting. That is, directors receiving the largest number of votes will be elected to fill the open positions. Abstentions and broker non-votes will not be counted in the election of directors.

     The board of directors recommends a vote "FOR" the election of the nominees of management set forth herein as directors of the Company, to serve in such capacities until the expiration of their term and until their successors are elected and qualified. In the absence of contrary instructions, proxies will be voted in favor of each of the nominees.


                             PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of May 18, 1998, the number of shares of the Company's common stock, par value $0.001, held of record or beneficially by each person who held of record or was known by the Company to own beneficially, more than 5% of the Company's common stock, and the name and shareholdings of each director and named executive officer and of all executive officers and directors as a group.

                                                                   Amount and Nature of Ownership
                                                               --------------------------------------
                                                                 Sole Voting and           Percent of
         Name of Person or Group                               Investment Power(1)        Class(2)(3)
---------------------------------                              -------------------        -----------
Principal Shareholders:

Larry J. Davis(4)                            Common Stock            684,157                   5.5%
10455 North Edinburgh                        Options                 220,000                   1.7%
Highland, Utah 84003                                                 -------
                                             Total                   904,157                   7.1%

Mellon Bank Corporation(5)                   Common Stock            775,000                   6.2%
One Mellon Bank Center
Pittsburgh, Pennsylvania 15258

Named Executive Officers
and Directors:

Andrew C. Bebbington(6)                      Common Stock                  0                   0.0%
                                             Options               1,000,000                   7.4%
                                                                   ---------
                                             Total                 1,000,000                   7.4%

Jeffrey S. Cohen(7)                          Common Stock              1,000                   0.0%
                                             Options                 300,000                   2.3%
                                                                     -------
                                             Total                   301,000                   2.3%

Sir Colin Dollery(8)                         Common Stock                  0                   0.0%
                                             Options                  30,000                   0.2%
                                                                      ------
                                             Total                    30,000                   0.2%

Stanley Friedman(9)                          Common Stock                  0                   0.0%
                                             Options                  30,000                   0.2%
                                                                      ------
                                             Total                    30,000                   0.2%

All Officers and Directors                   Common Stock              6,577                   0.1%
as a Group (5 Persons)                       Options               1,375,000                   9.9%
                                                                   ---------
                                             Total                 1,381,577                   9.9%

[FN]
(1) Except as otherwise indicated, to the best knowledge of the Company, all stock is owned beneficially and of record, and each shareholder has sole voting and investment power.

(2) The percentages shown are based on 12,537,204 shares of common stock of the Company issued and outstanding as of May 18, 1998.

(3) The percentage ownership for the options held by the indicated individuals is based on an adjusted total of issued and outstanding shares giving effect only to the exercise of each individual's options.

(4) Mr. Davis was a co-founder of the Company and a prior executive officer and director. Mr. Davis resigned from these positions in November 1997. Mr. Davis is currently an employee of the Company.

(5) These shares are held by Mellon Bank Corporation and its subsidiaries, Mellon Bank, N.A. and The Dreyfus Corporation. The number of shares owned reflects the holdings of these entities as of January 20, 1998, the latest date for which the Company has information.

(6) The options held by Mr. Bebbington were granted to him in connection with his agreement to assume the positions of chief executive officer and a director of the Company. Options with respect to 250,000 shares are currently vested. The remainder will vest with respect to 250,000 shares on each of December 31, 1998, 1999, and 2000. The exercise price of the options ranges from $3.60 per share to $6.50 per share.

(7) The options held by Mr. Cohen were granted to him in connection with his agreement to become the chief operating officer and a director of the Company. Initially, the options were granted at an exercise price of $2.99 per share and vested 25% of the grant date and 25% on each of December 31, 1998, 1999, and 2000, although the vesting of options to acquire 112,500 of these shares was dependent on the achievement of certain performance criteria established by the Company in the future. Subsequent thereto, the option was amended such that the exercise price ranges from $3.00 to $5.50, the performance criteria were eliminated, and the option vests in equal increments on the date of grant and on December 31, 1998, 1999, and 2000.

(8) The option held by Mr. Dollery was granted to him in connection with his joining the board of directors. The option vests with respect to 15,000 shares annually and no shares are currently vested. The option has an exercise price of $2.9375 per share.

(9) The option held by Mr. Friedman was granted to him in connection with his joining the board of directors. The option vests with respect to 15,000 shares annually and no shares are currently vested. The option has an exercise price of $2.9375 per share.

1998 SERIES A PREFERRED STOCK

     In February 1998, the Company designated and issued its 1998 Series A Preferred Stock consisting of 3,500 shares, par value $0.001 per share. The following table sets forth, as of May 18, 1998, the number of shares of the 1998 Series A Preferred Stock held of record or beneficially by each person who held of record or was known by the Company to own beneficially, more than 5% of the Company's 1998 Series A Preferred Stock. None of such shareholders would hold 5% or more the Company's common stock if the 1998 Series A Preferred Stock was converted based on its terms and the closing price for the Company's common stock of $2.47 on May 18, 1998.

                                                          Amount and Nature of Ownership
                                                      --------------------------------------
                                                        Sole Voting and           Percent of
Name of Person or Group                               Investment Power(1)          Class(2)
-----------------------                               -------------------         ----------
Principal Shareholders:

The Ace Foundation               Preferred Stock                595                  17.0%
                                 $4.50 Warrants             119,000

BHSY Special Projects            Preferred Stock             306.25                   8.8%
                                 $4.50 Warrants              61,250

Charles Kushner                  Preferred Stock                490                  14.0%
                                 $4.50 Warrants              98,000

Murray Kushner                   Preferred Stock                280                   8.0%
                                 $4.50 Warrants              56,000

Jules Norducht                   Preferred Stock                350                  10.0%
                                 $4.50 Warrants              70,000
                                 Common Stock                20,000

Wayne Saker                      Preferred Stock                245                   7.0%
                                 $4.50 Warrants              49,000

Richard Stadmaur                 Preferred Stock                210                   6.0%
                                 $4.50 Warrants              42,000

[FN]
(1) Except as otherwise indicated, to the best knowledge of the Company, all stock is owned beneficially and of record, and each shareholder has sole voting and investment power.

(2) The percentages shown are based on 3,500 shares of preferred stock of the Company issued and outstanding as of May 18, 1998.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Officers, directors, and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

The report on Form 4 for the month of December 1997 of Nathan West, the Company's controller, reporting the award of 480 shares of common stock was filed late. William E. Hosker, a former director, was late in filing a report for the month of October 1997, regarding the grant of shares to him for consulting services. Brian G. Larson, the former chief executive officer of the Company, did not file a report for the month of August 1997 regarding the exercise of certain compensatory options held by him.

     Other than the foregoing, the Company believes that all reports required by
Section 16(a) for transactions in the year ended December 31, 1997, were timely filed.


                             EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by the Company and its subsidiaries for the year ended December 31, 1997, the six months ended December 31, 1996, and the fiscal years ended June 30, 1996 and 1995, to the chief executive officer of the Company and the other executive officers of the Company who received compensation in excess of $100,000.

                                                     SUMMARY COMPENSATION TABLE
                                                                                Long Term Compensation
                                                                          ---------------------------------
                                               Annual Compensation                 Awards           Payoffs
                                          -----------------------------   ------------------------  -------
                                                               Other
                                                               Annual                                           All Other
                                                               Compen-    Restricted                LTIP        Compen-
        Name and                                               sation     Stock         Options/    Payouts     sation
   Principal Position          Year       Salary($)  Bonus($)  ($)(1)     Awards($)     SARs(#)     ($)         ($)
------------------------     -----------  ---------  --------  --------   ----------  ------------  -------   --------------
Andrew C. Bebbington,        12/31/97(2)  $ 31,250   $     0    $   575    $     0    1,000,000     $     0    $        0
  CEO and Chairman
  of the Board

Brian G. Larson,             12/31/97     $196,001   $     0    $18,416    $     0            0     $     0    $1,165,643(5)
  Former CEO and             12/31/96(3)  $106,909   $     0    $ 9,442    $     0            0     $     0    $        0
  Chairman of the Board      06/30/96     $198,779   $     0    $ 4,500    $     0      500,000(4)  $     0    $        0
                             06/30/95     $181,116   $     0    $ 4,500    $     0       30,000     $     0    $        0

Larry J. Davis,              12/31/97     $211,687   $     0    $14,896    $     0            0     $     0    $   73,143(5)
  Former Vice-President      12/31/96(3)  $106,909   $     0    $ 9,218    $     0            0     $     0    $        0
                             06/30/96     $198,779   $     0    $ 4,500    $     0      500,000(4)  $     0    $        0
                             06/30/95     $181,116   $     0    $ 4,500    $     0       30,000     $     0    $        0

Dan J. Johnson,              12/31/97     $147,008   $     0    $15,671    $     0            0     $     0    $  112,350(5)
Former Vice-President        12/31/96(3)  $ 80,253   $     0    $ 6,085    $     0            0     $     0    $        0
  and Secretary/Treasurer    06/30/96     $160,407   $     0    $ 4,500    $     0      425,000(4)  $     0    $        0
                             06/30/95     $129,566   $     0    $ 4,500    $     0       30,000     $     0    $        0

[FN]
(1) These amounts reflect the benefit to the named executive officers of automobiles provided to such officers by the Company and amounts paid by the Company for health, disability, and life insurance.

(2) Mr. Bebbington accepted the positions of chief executive officer and a member of the board of directors effective November 17, 1997. Mr. Bebbington was not previously an employee of the Company. The foregoing table reflects amounts paid, awarded, or accrued for Mr. Bebbington from November 17, 1997, to December 31, 1997.

(3) This reflects amounts paid, awarded, or accrued for the six month transition period ended December 31, 1996.

(4) These options were cancelled in November 1997 pursuant to the provisions of the termination agreements entered into between the former executive officers and the Company.

(5) These amounts reflect the value of termination payments to former officers and directors, including the value of common stock received, plus severance and accrued vacation paid in 1997.


     The following table sets forth the information concerning the options granted to the named executive officers during the year ended December 31, 1997.

                                                 OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                Potential Realizable Value at Assumed Annual
                           Individual Grants                                    Rates of Stock Appreciation for Option Term
--------------------------------------------------------------------------      --------------------------------------------
         (a)                   (b)                (c)             (d)               (e)            (f)                (g)
                                             % of Total
                       Number of Securities  Options/SARs
                       Underlying            Granted to        Exercise or
                       Options/SARs          Employees During  Base Price       Expiration          5%                10%
        Name           Granted (#)           Fiscal Year       ($/share)           Date            ($)                ($)
--------------------   --------------------  ----------------  -----------      ----------      -----------      -----------
Andrew C. Bebbington        1,000,000            83.2%           $5.75(1)           (2)          $2,157,591       $4,994,417

[FN]
(1) The option was granted at $5.75 per share but was exercisable with respect to 500,000 shares at the lower of the grant price or 80% of the trading price (but not less than $3.60 per share). Subsequent to December 31, 1997, this option was terminated in favor of an option to purchase 1,000,000 shares of common stock, of which the right to exercise is immediately vested with respect to 250,000 shares at $3.60 per share;
     the right to exercise will vest with respect to 83,333 shares on each of December 31, 1998, 1999, and 2000, at $3.60 per share; and the right to exercise will vest with respect to 166,667 shares on each of December 31, 1998, 1999, and 2000, at $4.50 per share, $5.50 per share, and $6.50 per share, respectively.

(2) The option expires with respect to each block of stock five years subsequent to the vesting of the right to exercise such block of stock. The right to exercise vested with respect to 250,000 shares on November 17, 1997, and will vest with respect to 250,000 shares on each of December 31, 1998, 1999, and 2000.

     The following table sets forth the information concerning the options exercised by the named executive officers during the year ended December 31, 1997, and the value of unexercised options as of December 31, 1997.

                                  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                              AND FY-END OPTION/SAR VALUES

          (a)             (b)                  (c)                (d)               (e)
                                                             Number of
                                                             Securities         Value of
                                                             Underlying         Unexercised
                                                             Unexercised        In-t(e)Money
                                                             Options/SARs at    Options/SARs at
                                                             FY End (#)         FY End ($)
                    Shares Acquired                          Exercisable/       Exercisable/
     Name           on Exercise (#)    Value Realized ($)    Unexercisable      Unexercisable
---------------     ---------------    ------------------    ---------------    ---------------
Brian G. Larson        220,000            $1,975,000            30,000/0          $0/$0

Larry J. Davis          30,000              $288,750            220,000/0         $119,438/$0

Dan J. Johnson          30,000              $262,500            246,365/0         $181,536/$0


EXECUTIVE EMPLOYMENT AGREEMENTS

     The Company entered into employment agreements with its chief executive officer (CEO) and chief operating officer (COO) as of November 1997 and February 1998, respectively. These agreements have initial terms that expire December 31, 2000, and February 2, 1999, respectively, but renew automatically so there is always an unexpired one-year term. The employment agreements require devotion of the full business time of the executive to the Company, prohibit the executive from competing in any fashion with the Company during the term of the agreement and for one year subsequent to termination, and prohibit disclosure or use by the executive of trade secrets or other confidential information of the Company for a period of three years subsequent to termination.

     The employment agreements provide for annual compensation of $250,000 and $140,000 for the CEO and COO, respectively, plus certain guaranteed bonuses for 1998 only. Under the terms of the employment agreements, the salary for Mr. Cohen is subject to an annual increase as may be determined by the board of directors or the compensation committee of the Company. Bonuses in future years may be paid at the discretion of the board of directors or compensation committee based on performance.

     In connection with the execution of the employment agreements, the CEO was granted options to acquire 1,000,000 shares of common stock with an exercise price of between $3.60 and $6.50 per share. The COO was granted options to acquire 300,000 shares of common stock with exercise prices of $3.00 to $5.50 per share. The right to exercise such options vest in the executive with respect to 25% of the shares as of the date of grant and an additional 25% each year thereafter. The options expire, if not previously exercised, five years after vesting.

     In the event that the executive is disabled or dies during the term of his employment agreement, he is entitled to the better of (i) the benefits under any disability policy maintained by the Company; or (ii) his base salary for a period of 90 days.

     The employment agreements can be terminated by the Company for cause by showing that the executive has materially breached the terms of the employment agreement, that the executive, in the reasonable determination of the board of directors, has been grossly negligent or engaged in material willful or gross misconduct in the performance of his duties, or that the executive has committed or been convicted of fraud, embezzlement, theft, dishonesty, or other criminal conduct against the Company. On the sale or transfer of all or substantially all of the assets of the Company, the merger of the Company into another entity, the termination of the business of the Company, a change in control of the Company, or the continued breach by the Company of the employment agreement after 20 days written notice, the executive has the right to terminate the employment agreement. In the event of a termination of the employment agreement other than by the Company for cause, the executive will receive an amount equal to the amount of salary that would otherwise accrue to executive during the remaining employment period, except that in the case of the CEO, the amount will not be less than his base salary for a one-year period. In addition, the options held by the executive that had not previously vested, except the options with respect to the last 250,000 shares, would immediately vest and become exercisable.

     The Company agrees to indemnify the executives and hold them harmless from liability for acts or decisions made by the executive in connection with providing services to the Company to the greatest extent permitted by law. The Company has an obligation to use its best efforts to obtain officer's and director's insurance covering the executive. Each of the executives agree to indemnify the Company and hold it harmless from liabilities arising from their acts or omissions in violation of their duties under the employment agreements that constitute fraud, gross negligence, or willful and knowing violations.

COMPENSATION OF DIRECTORS

     The Company compensates its outside directors for service on the board of directors by payment of a monthly fee of $1,000, payment of $2,000 for each board meeting attended, and reimbursement of expenses incurred in attending board meetings. The Company does not separately compensate its board members who are also employees of the Company for their service on the board. The Company adopted its 1996 Director Stock Option Plan pursuant to which directors may be granted options to acquire shares of common stock. In connection with the appointment of Mr. Friedman and Sir Dollery as directors of the Company, each was granted an option to acquire 30,000 shares of common stock of the Company at an exercise price of $2.9375 per share. The right to exercise these options vests 50% per year for each of the next two years. The exercise price of these options was fixed at the closing price of the Company's common stock on April 30, 1998, the day immediately preceding their appointment to the board of directors of the Company. Gerald Seelig, a former director of the Company, holds an option to acquire 100,000 shares at $7.00 per share under this plan.
In March 1998, the Company granted an option to Mr. Hosker to acquire 30,000 shares of common stock at $3.00 per share, of which 22,500 shares were immediately vested and in turn, Mr. Hosker surrendered a prior option to acquire 200,000 shares at $7.00 per share. As a result of the relinquishment of their board positions, the options held by Messrs. Hosker and Seelig will expire on April 30, 1999 if not previously exercised.

     In 1997, the board of directors appointed Mr. Hosker to act on behalf of the board in pursuing potential strategic relationships with companies in the petrochemical and chemical industries. This required a significant time commitment from Mr. Hosker over a period of several months. The board compensated Mr. Hosker for his time by delivering 15,135 shares of the Company's common stock with a then current value of $95,540.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The Company does not have a compensation committee. Consequently, the entire board, other than the particular individual executive officer involved, participates in the setting of compensation for senior management. Prior to November 14, 1997, when they resigned from all positions with the Company, the executive officers who also served as directors were Brian G. Larson, Larry J. Davis, and Dan J. Johnson. On November 17, 1997, Andrew C. Bebbington became the Company's chief executive officer and was appointed to the board of directors. Recently, Jeffrey S. Cohen has been hired as the Company's chief operating officer and appointed as a member of the board.

     Subsequent to their termination as employees of the Company, Mr. Larson and Mr. Johnson exercised options to acquire 30,000 shares and 246,365 shares of common stock, respectively. Mr. Larson delivered a promissory note to the Company in the principal amount of $109,313 in connection with the exercise of his options and Mr. Johnson delivered a promissory note in the principal amount of $616,878 in connection with the exercise of his options. Mr. Johnson had also earlier delivered a promissory note in the principal amount of $69,375 in connection with his exercise of an option to acquire 30,000 shares in June 1997. Each of the notes provide for interest of 8% to 8.5% per annum and payment in three annual installments of interest and one-third of the principal amount.

     Mr. Larson and Mr. Johnson also agreed to reimburse the Company for an aggregate of $247,766 in trust fund deposits made on their behalf with the Internal Revenue Service in connection with 200,000 shares of common stock issued to them pursuant to their termination agreements. The Company has withheld delivery of 68,352 shares of common stock to secure this obligation.

Board Meetings

     The board of directors met five times in 1997. All directors attended the meetings either in person or by telephone.

     The Company has an audit committee presently consisting of Sir Colin Dollery and Stanley Friedman. This committee did not hold a meeting in 1997.

Report on Executive Compensation

     Management compensation is overseen by the board of directors of the Company, which consists of two members of senior management and two outside directors who are not employees of the Company.

     Compensation Philosophy. The board of directors recognizes the need to attract and retain qualified executives with appropriate experience and technical capabilities. The Company operates in the high-technology instrumentation field, which is a fast moving, dynamic, and competitive market place. Compensation programs reflect this challenging environment and are made up of three critical elements; a competitive base-line salary, a bonus program dependent on the achievement of pre-determined profit targets, and a medium- to long-term incentive program based on the increase of shareholder value over time.

     Chief Executive Compensation.   The Company has entered into a three year
employment contract with Mr. Bebbington. His compensation for 1997 represented only his base salary for the period from November 17, 1997. His salary for 1998 is $250,000. Mr. Bebbington's salary was set after consultation with an independent firm specializing in placing employees, who were engaged to provide advice to the board of directors as part of the executive search for a replacement CEO in 1997. This base salary is fixed for three years.

     Bonus and Stock Option Compensation. For 1998 only, Mr. Bebbington is entitled to a guaranteed bonus of $100,000 and Mr. Cohen is entitled to a guaranteed bonus of $45,000 and a variable bonus of $15,000 subject to the Company achieving profitability in 1998. In future years, these bonuses will become variable based on pre-determined objectives set by the board of directors around achievement of budget goals. These arrangements for 1998 were entered into as part of the overall package to induce Messrs. Bebbington and Cohen to relocate to Utah from the Eastern United States.

     Options to acquire 1,000,000 shares of common stock have been granted to Mr. Bebbington at exercise prices of $3.60, $4.50, $5.50, and $6.50, with vesting in equal increments on the date of grant and on December 31, 1998, 1999, and 2000. Options to acquire 300,000 shares of common stock have been granted to Mr. Cohen, of which 187,500 are exercisable at $3.00, 37,500 at $3.60, 37,500 at $4.50, and 37,500 at $5.50, with vesting in equal increments on the date of grant and on December 31, 1998, 1999, and 2000.

     Review of Performance. Messrs. Bebbington and Cohen were recruited to turn the Company around from heavy losses in 1997. Their immediate focus is to reduce the level of losses and bring the Company to profitability in the current year by commercializing the available technology in the Company. The first quarter of 1998 has already shown progress towards that goal and the board of directors is encouraged by the progress made, given extremely difficult circumstances. The board of directors believes the compensation of the executive officers is fair and reasonable for both the officers and the shareholders of the Company.

                                    Board of Directors:
                                      Andrew C. Bebbington
                                      Jeffrey S. Cohen
                                      Sir Colin Dollery
                                      Stanley Friedman


Performance Graph

     The following performance graph compares the performance of the Company's common stock to the Total Returns Index for the Nasdaq Stock Market (U. S. Companies) and an industry peer group. The industry peer group, selected by the Company, is comprised of 127 U. S. companies whose stock is traded on Nasdaq and which are included in Standard Industrial Code Classification No. 382 entitled "Measuring and Controlling Devices." The graph assumes that $100 was invested on June 30, 1993, in the Company's stock and the indices. It is also assumed that dividends were reinvested when paid. The Company's fiscal year formerly ended on June 30, but was changed to December 31, effective December 31, 1996.

                      Comparison of Cumulative Total Return

[Graphical representation of the performance of the Company's stock as compared to the Total Returns Index for the Nasdaq Stock Market and an industry peer group selected by the Company with the following data points.]

                                           6/30/93     6/30/94     6/30/95      6/30/96      12/31/96     12/31/97
                                           -------     -------     -------      -------      --------     --------
The Company                                  100         125         115          329           392          106
Nasdaq Stock Market Total Return Index       100         101         135          173           188          231
Industry Peer Group (SIC code 382)           100         103         173          226           244          279


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1997, the Company engaged William E. Hosker, a former director of the Company, to represent the board in connection with the identification of industry partners. Mr. Hosker was issued 15,135 shares of common stock valued at $95,540 in connection with this engagement.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     In January 1996, the Company changed its accountants from Peterson, Siler & Stevenson (currently known as Pritchett Siler & Hardy, P.C.) to Grant Thornton LLP. This change was approved by the board of directors of the Company. It is anticipated that Grant Thornton LLP will continue to act as the Company's independent public accountants for the 1998 fiscal year.

     The report of Peterson, Siler & Stevenson on the Company's financial statements as of June 30, 1995, and the two years then ended did not contain an adverse opinion, or a disclaimer of opinion, nor was its report qualified or modified as to uncertainty, audit scope, or accounting principles, other than a limitation as to the representation of the financials on a going concern basis. During the engagement of Peterson, Siler & Stevenson, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Peterson, Siler & Stevenson, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

     The Company was not advised by Peterson, Siler & Stevenson that internal controls necessary for the Company to develop reliable financial statements did not exist nor that information came to its attention that led it to no longer be able to rely on management's representations or that made it unwilling to be associated with the financial statements prepared by management. The Company was not advised by Peterson, Siler & Stevenson of the need to expand significantly the scope of the Company's audit, nor was the Company advised that any information came to the attention of Peterson, Siler & Stevenson that on further investigation may (i) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report, or (ii) cause Peterson, Siler & Stevenson to be unwilling to rely on management's representations or be associated with the Company's financial statements. The Company provided its former auditors, Peterson, Siler & Stevenson with a copy of the foregoing disclosures. The Company has filed a concurrence of the former auditors with the foregoing statements as an exhibit to its reports filed with the Securities and Exchange Commission.

     The Company did not consult Grant Thornton LLP prior to its appointment regarding the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion, or other accounting advice that was considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue.

     The Company and its current auditors have not disagreed on any items of accounting treatment or financial disclosure.


                             SHAREHOLDER PROPOSALS

     No proposals have been submitted by shareholders of the Company for consideration at the Annual Meeting. It is anticipated that the next annual meeting of shareholders will be held during June 1999. Shareholders may present proposals for inclusion in the proxy statement to be mailed in connection with the 1999 annual meeting of shareholders of the Company, provided such proposals are received by the Company no later than February 1, 1999, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the articles of incorporation and bylaws of the Company.


                                 OTHER MATTERS

     Management does not know of any business other than that referred to in the Notice which may be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

     In order to assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided. The signing of a proxy by no means prevents your attending and voting at the Annual Meeting.

                                          By Order of the Board of Directors

                                          LARSON DAVIS INCORPORATED

                                          /s/ Craig E. Allen

                                          Craig E. Allen, Secretary

Provo, Utah
May 27, 1998




                                     PROXY
                           LARSONoDAVIS INCORPORATED
          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Andrew Bebbington and Craig Allen proxies, with full power of substitution, to vote the shares of common stock of LarsonoDavis Incorporated (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of shareholders of the Company ("Annual Meeting") to be held at the Olympus Hotel, 161 West 600 South, Salt Lake City, Utah 84101, on June 26, 1998, at 9:00 a.m., local time, or any adjournment(s) thereof, such proxies being directed to vote as specified below. If no instructions are specified, this proxy will be voted "FOR" all nominees in accordance with the recommendation of the board of directors.

     1.   To elect the four nominees to serve as directors of the Company.
               / / FOR  all four nominees
               / / WITHHOLD AUTHORITY  for all four nominees
               / / FOR  all four nominees, except WITHHOLD AUTHORITY for the nominee(s) whose name(s) is (are) lined through
                   Nominees:  Andrew C. Bebbington, Jeffrey S. Cohen,
                              Sir Colin Dollery, and Stanley Friedman
     2. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.
                  FOR  / /        AGAINST  / /         WITHHOLD AUTHORITY  / /


The nominees for directors have been proposed by the board of directors and the board of directors recommends that the shareholders vote "FOR" all nominees. To vote in accordance with the Board of Directors' recommendations, sign below.
The "FOR" box may, but need not, be checked. To withhold authority for the proxies to vote for any of the nominees, check the appropriate box and line through the name of the nominee(s) for whom you wish to withhold your vote.

PLEASE PRINT YOUR NAME AND SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF THE COMPANY. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.

                                                Dated:


                                                Signature


                                                Signature (if held jointly)

                                                PLEASE MARK, SIGN, DATE, AND
                                                RETURN THIS PROXY TO:
                                                  PROGRESSIVE TRANSFER COMPANY
                                                  P.O. BOX 17561
                                                  SALT LAKE CITY, UTAH  84117